Exhibit 99.1

Beyond Air Enters into New Common Stock Purchase Agreement

Extending Relationship with Lincoln Park Capital

Term to run through May 2023

Available capital under the new purchase agreement is $40 Million

Garden City, NY, May 15, 2020 – Beyond Air, Inc. (NASDAQ: XAIR), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled Nitric Oxide (NO) for the treatment of patients with respiratory conditions, including serious lung infections and pulmonary hypertension, and gaseous NO for the treatment of solid tumors, today announced that it has entered into a new common stock purchase agreement and registration rights agreement (together, the “Agreements”) with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based fundamentally focused, long-term institutional investor, for up to $40 million. The new Agreements extend until May 2023 and replace existing agreements between the Company and LPC, which were set to expire in August of 2021.

Under the Agreements and upon instruction from Beyond Air, LPC will purchase 325,000 shares of registered common stock at $8.58 per share, which represents a 10% premium to the average closing share price for the most recent five days.

“This new common stock purchase agreement with Lincoln Park provides us the flexibility to draw additional capital as needed up to a total of $40 million, at our discretion. Access to additional capital during the current period of uncertainty within the macroeconomic environment will allow the Beyond Air team to focus on the advancement of our LungFit™ programs. LPC has been a long-standing investor in Beyond Air dating back well before our NASDAQ uplisting in May 2019,” said Steve Lisi, Chairman and Chief Executive Officer of Beyond Air.

According to the terms of the purchase agreement, Beyond Air will have the right at its sole discretion to sell to LPC the balance of up to $40 million worth of shares over a 36-month period. Beyond Air will control the timing of any future investment and LPC will be obligated to make purchases in accordance with the purchase agreement. There are no upper limits to the price per share LPC may pay to purchase the remaining common stock subject to the purchase agreement.

No warrants, derivatives, financial or business covenants are associated with the purchase agreement and LPC has agreed not to cause or engage in any manner whatsoever, in any direct or indirect short selling or hedging of shares of the Company’s common stock. In consideration for entering into the purchase agreement and committing to fund up to $40 million, Beyond Air has paid LPC a 2.5% cash commitment fee. The purchase agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.

A more detailed description of the purchase agreement is set forth in Beyond Air’s Current Report on Form 8-K as filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Beyond Air, Inc.

Beyond Air, Inc. is a clinical-stage medical device and biopharmaceutical company developing a revolutionary NO Generator and Delivery System, LungFit™, that uses NO generated from ambient air to deliver precise amounts of NO to the lungs for the potential treatment of a variety of pulmonary diseases. The LungFit™ can generate up to 400 ppm of NO, for delivery either continuously or for a fixed amount of time and has the ability to either titrate dose on demand or maintain a constant dose. The Company is currently applying its therapeutic expertise to develop treatments for pulmonary hypertension in various settings, in addition to treatments for respiratory tract infections that are not effectively addressed with current standards of care. Beyond Air is currently advancing its revolutionary LungFit™ for clinical trials for the treatment of severe lung infections such as SARS-CoV-2 and nontuberculous mycobacteria (NTM). Additionally, Beyond Air is using ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About Nitric Oxide (NO)

Nitric Oxide (NO) is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

About the LungFit™ NO Generator and Delivery System*

Beyond Air’s LungFit™ NO Generator and Delivery System is a cylinder-free, phasic flow nitric oxide delivery system and has been designated as a medical device by the US Food and Drug Administration (FDA). The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 part per million (ppm) to 80 ppm. The LungFit™ system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. The LungFit™ can also deliver NO at concentrations at or above 80 ppm for potentially treating: COVID-19 in the hospital setting and chronic, refractory lung infections in the home setting. With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

* Beyond Air’s LungFit™ is not approved for commercial use. Beyond Air’s LungFit™ is for investigational purposes only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

Forward Looking Statements

This press release contains “forward-looking statements” concerning inhaled nitric-oxide and the Company’s LungFit™ product, including statements with regard to potential regulatory developments, the potential impact on patients and anticipated benefits associated with its use. Forward-looking statements include statements about our expectations, beliefs, or intentions regarding our product offerings, business, financial condition, results of operations, strategies or prospects. You can identify such forward-looking statements by the words “anticipates,” “expects,” “intends,” “impacts,” “plans,” “projects,” “believes,” “estimates,” “likely,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks related to: our approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; our ability to fund and the results of further pre-clinical and clinical trials; obtaining, maintaining and protecting intellectual property utilized by our products; our ability to enforce our patents against infringers and to defend our patent portfolio against challenges from third parties; our ability to obtain additional funding to support our business activities; our dependence on third parties for development, manufacture, marketing, sales, and distribution of products; the successful development of our product candidates, all of which are in early stages of development; obtaining regulatory approval for products; competition from others using technology similar to ours and others developing products for similar uses; our dependence on collaborators; our short operating history and other risks identified and described in more detail in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and other filings with the SEC, all of which are available on our website. We undertake no obligation to update, and we do not have a policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACT

Steven Lisi, Chief Executive Officer

Beyond Air, Inc.

Slisi@beyondair.net

Corey Davis

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577